Exhibit 99.2

Synthesis Energy Systems Initiates Engineering Study Using

its Coal Gasification Technology

HOUSTON, December 21, 2012 – Synthesis Energy Systems, Inc. (NASDAQ: SYMX) announced today that it has entered into an agreement with an undisclosed leading global technology provider to define a product that integrates the SES gasification technology with the provider’s globally deployed process. The integration of SES technology with this process would allow the provider to use low cost, low quality coal as a feedstock in an environmentally favorable way.

This effort could lead to a joint venture business that would be a first of its kind in this industry. SES has targeted this industry as a key growth platform for its gasification technology.

The agreement calls for SES to lead an engineering study that will first define the optimal integration of these two advanced technologies, leading to improved efficiency, cost effectiveness, and an ability to utilize low quality coal as a feedstock. This will be followed by the completion of a basic engineering package and budgetary cost estimate for the integrated plant. These cost and performance estimates for the optimized, integrated product design will be the basis for confirming its attractiveness in target markets and regions, especially growing economies with indigenous low quality coal and high natural gas prices.

SES will be assisted in this effort by Fluor Enterprises, a leading global engineering, procurement, maintenance and construction company.

“Working with strategically important industrial enterprises to integrate complementary technologies is a key component of our vertical growth strategy that will include our supply of technology, equipment and services,” stated Robert Rigdon, president and CEO. “We will utilize our in-house gasification expertise, intellectual property, and our unique operations and maintenance experience to support the study, which we hope will form the basis of a joint venture business that will transform this growing industry.”

Due to the confidentiality agreements in place, SES is not able to divulge further details regarding the agreement. The study is expected to last eight months. Following its successful completion, SES will advance the next steps with this important potential partner.

About Synthesis Energy Systems, Inc.

SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES and SRS, please visit www.synthesisenergy.com or call (713) 579-0600.

SES Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the early stage of development of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations including its China platform initiative, its ability to reduce operating costs, the limited history and viability of its technology, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries, its ability to diversify, its ability to complete the restructuring of the ZZ Joint Venture, its ability to obtain the necessary approvals and permits for its future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project as well as the ability of the Yima project to produce revenues and earnings, the sufficiency of internal controls and procedures and the ability of SES to grow its business and generate revenues and earnings as a result of its proposed China and India platform initiatives and its relationship with Crystal Vision Energy, as well as its joint venture with Midas Resource Partners. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Important Notice from SES

In connection with the proposed ZJX/China Energy transaction, SES has filed a preliminary proxy statement, and intends to file a definitive proxy statement, with the SEC and intends to mail the definitive proxy statement to the stockholders of SES. SES and its directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of SES in connection with the transaction. Information about the transaction is set forth in the preliminary proxy statement filed, and will be set forth in the definitive proxy statement to be filed by SES with the SEC.

You may obtain the preliminary statement and, when available, the definitive proxy statement, for free by visiting EDGAR on the SEC website at www.sec.gov. Investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.

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Contact:

Synthesis Energy Systems, Inc.

Kevin Kelly

Chief Accounting Officer

(713) 579-0600

Kevin.Kelly@synthesisenergy.com

MBS Value Partners, LLC (Investors)

Matthew D. Haines

Managing Director

(212) 710-9686

Matt.Haines@mbsvalue.com

Feintuch Communications (Media)

Emily Simmons

Account Executive

(212) 808-4903

SES@feintuchpr.com

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